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[LETTERHEAD]                                                     EXHIBIT 10.14

September 30, 2000


Ms. Gail L. Hanson, CFO
United Wisconsin Services, Inc.
401 West Michigan Avenue
Milwaukee, Wisconsin 53203

Dear Gail:

         This Letter Agreement (the "Agreement") is made and entered into as of this 30th day of April, 2000, by and between United Wisconsin Services, Inc. (the "Customer") and M&I Marshall & Ilsley Bank (the "Lender").

         Customer covenants that so long as any obligation is owed to Lender or Lender has any outstanding commitment to lend to Customer, under the terms and conditions of a promissory note from Customer to Lender dated September 30, 2000, in the aggregate Principal amount of $15,000,000.00 reducing to $10,000,000.00 on November 30, 2000 (the "Note") and all extensions, renewals or modifications of the Note, Customer shall:

1. Timely perform and observe the following financial covenant, all calculated in accordance with generally accepted accounting principles applied on a consistent basis:

                   Maintain at all times a tangible net worth of not less than $7,500,000.00.

2. At all times after the date hereof, Customer will cause each Material Insurance Subsidiary to maintain a ratio of (a) Total Adjusted Capital (as defined in the Risk-Based Capital Act or in the rules and procedures prescribed from time to time by the NAIC with respect thereto) to (b) the company Action Level RBC (as defined in the Risk-Based Capital Act or in the rules and procedures prescribed from time to time by the NAIC with respect thereto) of at least 150% by March 31 of each year.

         A breach of any term or condition in this Agreement shall constitute an additional event of default under the Note.

         Please confirm your acknowledgment and acceptance of the terms and conditions of this Agreement by signing and dating below.


Very truly yours,

/s/ Thomas F. Bickelhaupt

Thomas F. Bickelhaupt
Vice President


Accepted and Agreed:

United Wisconsin Services, Inc.



By: /s/ Gail L. Hanson
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Title:  Chief Financial Officer
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